UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2014

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman
KY1-9005
Cayman Islands
Registrant’s telephone number, including area code: (345) 945-3727
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of Home Loan Servicing Solution, Ltd. (the “Company”) was held on May 13, 2014. Shareholders voted on the matters set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a one-year term or until their successors shall be elected and qualified, based upon the following vote:

Nominee	Votes For	Withheld	Broker Non-Votes
William C. Erbey	34,916,626	14,392,085	12,229,885
John P. Van Vlack	49,065,206	243,505	12,229,885
Kerry Kennedy	49,008,984	299,727	12,229,885
Richard J. Lochrie	48,829,885	478,826	12,229,885
Robert McGinnis	36,964,182	12,344,529	12,229,885
David B. Reiner	48,899,036	409,675	12,229,885

2.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 was approved based upon the following vote:

For	Against	Abstentions
60,511,319	950,797	76,480
There were no broker non-votes for this item.

3.	The proposal to approve the Company’s new Equity Incentive Plan was approved based upon the following vote:

For	Against	Abstentions	Broker Non-Votes
48,558,934	678,441	71,336	12,229,885

4.	The compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved, on an advisory basis, based upon the following vote:

For	Against	Abstentions	Broker Non-Votes
49,062,978	171,073	74,660	12,229,885

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD. (Registrant)

By:	/s/ James Lauter
James Lauter
Senior Vice President and Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)
Date: May 16, 2014